PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 27,	January 29,
	2013	2012
Cash flows from operating activities:
Net income	$2,859	$4,841
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	19,157	22,667
Changes in assets and liabilities and other	(3,351)	6,527

Net cash provided by operating activities	18,665	34,035

Cash flows from investing activities:
Purchases of property, plant and equipment	(15,539)	(18,127)
Other	(1,043)	(1,602)
Investment in joint venture	-	(400)

Net cash used in investing activities	(16,582)	(20,129)

Cash flows from financing activities:
Repurchase of common stock by subsidiary	(4,190)	(885)
Repayments of long-term borrowings	(1,655)	(999)
Proceeds from exercise of share-based arrangements	203	233

Net cash used in financing activities	(5,642)	(1,651)

Effect of exchange rate changes on cash	3,287	(383)

Net (decrease) increase in cash and cash equivalents	(272)	11,872
Cash and cash equivalents, beginning of period	218,043	189,928

Cash and cash equivalents, end of period	$217,771	$201,800